                                     EXHIBIT 10.2
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                                COASTCAST CORPORATION

                              1996 AMENDED AND RESTATED

                              EMPLOYEE STOCK OPTION PLAN

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                                  TABLE OF CONTENTS

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1.  Purpose. . . . . . . . . . . . . . . . . . . . . . . . . . . . .      1

2.  Incentive and Non-Qualified Stock options. . . . . . . . . . . .      1

3.  Definitions. . . . . . . . . . . . . . . . . . . . . . . . . . .      1
    3.1  Board . . . . . . . . . . . . . . . . . . . . . . . . . . .      1
    3.2  Code. . . . . . . . . . . . . . . . . . . . . . . . . . . .      1
    3.3  Company . . . . . . . . . . . . . . . . . . . . . . . . . .      1
    3.4  Common Stock. . . . . . . . . . . . . . . . . . . . . . . .      1
    3.5  Disabled or Disability. . . . . . . . . . . . . . . . . . .      1
    3.6  Fair Market Value . . . . . . . . . . . . . . . . . . . . .      2
    3.7  Incentive Stock Option. . . . . . . . . . . . . . . . . . .      2
    3.8  Non-Qualified Stock Option. . . . . . . . . . . . . . . . .      2
    3.9  Optionee. . . . . . . . . . . . . . . . . . . . . . . . . .      2
    3.10 Plan. . . . . . . . . . . . . . . . . . . . . . . . . . . .      2
    3.11 Plan Administrator. . . . . . . . . . . . . . . . . . . . .      2
    3.12 Stock Option or Option. . . . . . . . . . . . . . . . . . .      2

4.  Administration . . . . . . . . . . . . . . . . . . . . . . . . .      2
    4.1  Administration by Board . . . . . . . . . . . . . . . . . .      2
    4.2  Administration by Compensation
         Committee . . . . . . . . . . . . . . . . . . . . . . . . .      3

5.  Eligibility. . . . . . . . . . . . . . . . . . . . . . . . . . .      3

6.  Shares Subject to Options. . . . . . . . . . . . . . . . . . . .      4

7.  Terms and Conditions of Options. . . . . . . . . . . . . . . . .      4
    7.1  Number of Shares Subject to
         Option. . . . . . . . . . . . . . . . . . . . . . . . . . .      4
    7.2  Option Price. . . . . . . . . . . . . . . . . . . . . . . .      4
    7.3  Notice and Payment. . . . . . . . . . . . . . . . . . . . .      4
    7.4  Term of Option. . . . . . . . . . . . . . . . . . . . . . .      5
    7.5  Exercise of Option. . . . . . . . . . . . . . . . . . . . .      6
    7.6  No Transfer of Option . . . . . . . . . . . . . . . . . . .      6
    7.7  Annual Limit on Options . . . . . . . . . . . . . . . . . .      6
    7.8  Limit on Incentive Stock Options. . . . . . . . . . . . . .      6
    7.9  Restriction on Issuance of
         Shares. . . . . . . . . . . . . . . . . . . . . . . . . . .      6
    7.10 Investment Representation . . . . . . . . . . . . . . . . .      6
    7.11 Rights as a Shareholder or
         Employee. . . . . . . . . . . . . . . . . . . . . . . . . .      7
    7.12 No Fractional Shares. . . . . . . . . . . . . . . . . . . .      7
    7.13 Exercisability in the Event of
         Death . . . . . . . . . . . . . . . . . . . . . . . . . . .      7
    7.14 Recapitalization or
         Reorganization of Company . . . . . . . . . . . . . . . . .      7



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                                                                        Page
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    7.15 Modification, Extension, and
         Renewal of Options. . . . . . . . . . . . . . . . . . . . .      8
    7.16 Other Provisions. . . . . . . . . . . . . . . . . . . . . .      8

8.  Termination or Amendment of the Plan . . . . . . . . . . . . . .      8

9.  Indemnification. . . . . . . . . . . . . . . . . . . . . . . . .      8

10. Effective Date and Term of Plan. . . . . . . . . . . . . . . . .      9

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

                                COASTCAST CORPORATION

                              1996 AMENDED AND RESTATED

                              EMPLOYEE STOCK OPTION PLAN

    1. PURPOSE. The purpose of this Coastcast Corporation 1996 Amended and Restated Employee Stock Option Plan ("Plan") is to further the growth and development of Coastcast Corporation ("Company") by providing, through ownership of stock of the Company, an incentive to officers and other key employees who are in a position to contribute materially to the prosperity of the Company, to increase such persons' interests in the Company's welfare, to encourage them to continue their services to the Company or its subsidiaries, and to attract individuals of outstanding ability to enter the employment of the Company or its subsidiaries. This Plan amendment and restatement is effective on the Effective Date (as provided in Section 10) and shall apply to options granted on or after the Effective Date. The terms of options granted under the Plan prior to the Effective Date shall be governed by the Plan terms in effect prior to the Effective Date.

    2. INCENTIVE AND NON-QUALIFIED STOCK OPTIONS. Two types of Stock Options (referred to herein as "Options" without distinction between such two types) may be granted under the Plan: Options intended to qualify as Incentive Stock Options under Section 422 of the Code and Non-Qualified Stock Options not specifically authorized or qualified for favorable income tax treatment by the Code.

    3.   DEFINITIONS. The following definitions are applicable to the Plan:

         3.1  BOARD.  The Board of Directors of the Company.

         3.2 CODE. The Internal Revenue Code of 1986, as amended from time to time.

         3.3  COMPANY.  Coastcast Corporation, a California corporation.

         3.4 COMMON STOCK. The shares of the no par value Common Stock of the Company.

         3.5 DISABLED OR DISABILITY. For the purposes of Section 7.4, a disability of the type defined in Section 22(e)(3) of the Code. The determination of whether an individual is Disabled or has a Disability is determined under procedures established by the Plan Administrator for purposes of the Plan.

         3.6 FAIR MARKET VALUE. For purposes of the Plan, the "fair market value" per share of Common Stock of the Company at any date shall be (a) if the Common Stock is listed on an established stock exchange or exchanges, the last reported sale price per share on the last trading day immediately preceding such date on the principal exchange on which it is traded, or if no sale was made on such day on such principal exchange, at the closing reported bid price per share on such day on such exchange, or (b) if the Common Stock is not then listed on an exchange, the last reported sale price per share on the last trading day immediately preceding such date reported by NASDAQ, or if sales are not reported by NASDAQ or no sale was made on such day, the average of the closing bid and asked prices per share for the Common Stock in the over-the-counter market as quoted on NASDAQ on last trading day immediately preceding such date, or (c) if the Common Stock is not then listed on an exchange or quoted on NASDAQ, an amount determined in good faith by the Plan Administrator. Notwithstanding the foregoing, the "fair market value" per share of common stock subject to any option that is granted under this plan on the Effective Date of this Plan shall be the initial public offering price per share of common stock of the Company in the public offering of common stock of the Company which commences on the Effective Date.

         3.7 INCENTIVE STOCK OPTION. Any Stock Option intended to be and designated as an "incentive stock option" within the meaning of Section 422 of the Code.

         3.8 NON-QUALIFIED STOCK OPTION. Any Stock Option that is not an Incentive Stock Option.

         3.9  OPTIONEE.  The recipient of a Stock Option.

         3.10 PLAN. The Coastcast Corporation 1996 Amended and Restated Employee Stock Option Plan, as amended from time to time.

         3.11 PLAN ADMINISTRATOR. The Board or the Compensation Committee designated pursuant to Section 4 to administer, construe And interpret the terms of the Plan.

         3.12 STOCK OPTION OR OPTION. Any option to purchase shares of Common Stock granted pursuant to Section 7.

    4.   ADMINISTRATION.

         4.1 ADMINISTRATION BY BOARD. Subject to Section 4.2, the Plan Administrator shall be the Board of Directors of the Company (the "Board") during such periods of time as all members of the Board are "disinterested persons" as defined in Rule 16b-3(c)(2)(i) promulgated by the Securities and Exchange Commission (a "disinterested person"). Subject to the provisions of the Plan, the Plan Administrator shall have authority to construe and interpret the Plan, to promulgate, amend, and

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rescind rules and regulations relating to its administration, from time to time to select from among the eligible employees (as determined pursuant to Section
5) of the Company and its subsidiaries those employees to whom Stock Options will be granted, to determine the timing and manner of the grant of the Options, to determine the exercise price, the number of shares covered by and all of the terms of the Stock Options, to determine the duration and purpose of leaves of absence which may be granted to Stock Option holders without constituting termination of their employment for purposes of the Plan, and to make all of the determinations necessary or advisable for administration of the Plan. The interpretation and construction by the Plan Administrator of any provision of the Plan, or of any agreement issued and executed under the Plan, shall be final and binding upon all parties. No member of the Board shall be liable for any action or determination undertaken or made in good faith with respect to the Plan or any agreement executed pursuant to the Plan.

         4.2 ADMINISTRATION BY COMPENSATION COMMITTEE. The Board may, in its sole discretion, delegate any or all of its duties as Plan Administrator and subject to the provisions of Section 4.1 of the Plan, at any time the Board includes any person who is not a disinterested person, the Board shall delegate all of its duties as Plan Administrator during such period of time to a committee (the "Compensation Committee") of not fewer than two (2) members of the Board, all of the members of which Compensation Committee shall be persons who, in the opinion of counsel to the Company, are disinterested persons, to be appointed by and serve at the pleasure of the Board. From time to time, the Board may increase or decrease (to not less than two members) the size of the Compensation Committee, and add additional members to, or remove members from, the Compensation Committee. The Compensation Committee shall act pursuant to a majority vote, or the written consent of a majority of its members, and minutes shall be kept of all of its meetings and copies thereof shall be provided to the Board. Subject to the provisions of the Plan and the directions of the Board, the Compensation Committee may establish and follow such rules and regulations for the conduct of its business as it may deem advisable. No member of the Compensation Committee shall be liable for any action or determination undertaken or made in good faith with respect to the Plan or any agreement executed pursuant to the Plan.

    5. ELIGIBILITY. Any employee (including any officer who is an employee) of the Company or any of its subsidiaries shall be eligible to receive an Option under the Plan; provided, however, that no person who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its parent or subsidiary corporations shall be eligible to receive an Incentive Stock Option under the Plan unless at the time such Incentive Stock Option is granted the Option price (determined in the manner provided in Section 7.2)

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is at least 110% of the fair market value of the shares subject to the Option and such Option by its terms is not exercisable after the expiration of five years from the date such Option is granted. An employee may receive more than one Option under the Plan.

    6. SHARES SUBJECT TO OPTIONS. The stock available for grant of Options under the Plan shall be shares of the Company's authorized but unissued, or reacquired, Common Stock. The aggregate number of shares which may be issued after April 18, 1996 pursuant to exercise of Options theretofore or thereafter granted under the Plan shall not exceed 1,628,554 shares of Common Stock (subject to adjustment as provided in Section 7.14). In the event that any outstanding Option under the Plan for any reason expires or is terminated, the shares of Common Stock allocable to the unexercised portion of the Option shall Again be available for Options under the Plan as if no Option had been granted with respect to such shares.

    7. TERMS AND CONDITIONS OF OPTIONS. Options granted under the Plan shall be evidenced by agreements (which need not be identical) in such form and containing such provisions which are consistent with the Plan as the Plan Administrator shall from time to time approve. Such agreements may incorporate all or any of the terms hereof by reference and shall comply with and be subject to the following terms and conditions:

         7.1 NUMBER OF SHARES SUBJECT TO OPTION. Each Option agreement shall specify the number of shares subject to the Option.

         7.2 OPTION PRICE. The purchase price for the shares subject to any Option shall not be less than 100% of the fair market value per share of the Common Stock of the Company on the date the Option is granted. In the case of an Incentive Stock Option granted to an employee who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its parent or subsidiary corporations, the Option price shall not be less than 110% of the fair market value per share of the Common Stock of the Company on the date the Option is granted.

         7.3 NOTICE AND PAYMENT. Any exercisable portion of a Stock Option may be exercised only by:

              (a) delivery of a written notice to the Company, prior to the time when such Stock Option becomes unexercisable under Section 7.4, stating the number of shares being purchased and complying with all applicable rules established by the Plan Administrator;

              (b) payment in full of the exercise price of such Option by, as applicable, (i) cash or check for an amount equal to the aggregate Stock Option exercise price for the number

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of shares being purchased, (ii) in the discretion of the Plan Administrator, upon such terms as the Plan Administrator shall approve, a copy of instructions to a broker directing such broker to sell the Common Stock for which such Option is exercised, and to remit to the Company the aggregate exercise price of such Options (a "cashless exercise"), or (iii) in the discretion of the Plan Administrator, upon such terms as the Plan Administrator shall approve, the Optionee may pay all or a portion of the purchase price for the number of shares being purchased by tendering shares of the Company's Common Stock owned by the Optionee, duly endorsed for transfer to the Company, with a Fair Market Value on the date of delivery equal to the aggregate purchase price of the shares with respect to which such Stock Option or portion is thereby exercised (a "stock-for-stock exercise");

              (c) payment of the amount of tax required to be withheld (if any) by the Company or any parent or subsidiary corporation as a result of the exercise of a Stock Option. At ,the discretion of the Plan Administrator, upon such terms as the Plan Administrator shall approve, the Optionee may pay all or a portion of the tax withholding by (i) cash or check payable to the Company,
(ii) cashless exercise, (iii) stock-for-stock exercise, or (iv) a combination of
(1), (2) and (3); and

              (d) delivery of a written notice to the Company requesting that the Company direct the transfer agent to issue to the Optionee (or to his designee) a certificate for the number of shares of Common Stock for which the Option was exercised or, in the case of a cashless exercise, for any shares that were not sold in the cashless exercise. Notwithstanding the foregoing, the Company may extend and maintain, or arrange for the extension and maintenance of, credit to any Optionee to finance the Optionee's purchase of shares pursuant to exercise of any Stock Option, on such terms as may be approved by the Plan Administrator, subject to applicable regulations of the Federal Reserve Board and any other laws or regulations in effect at the time such credit is extended.

         7.4 TERM OF OPTION. No Option shall be exercisable after the expiration of the earliest of (a) ten years after the date the Option is granted, (b) three months after the date the Optionee's employment with the Company and its subsidiaries terminates if such termination is for any reason other than Disability or death, (c) one year after the date the Optionee's employment with the Company and its subsidiaries terminates if such termination is a result of death or Disability or if such termination is for any reason other than death or Disability and Optionee dies within three months after the date of such termination; provided, however, that the option agreement for any Option may provide for shorter periods in each of the foregoing instances. In the case of an Incentive Stock Option granted to an employee who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the

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Company or any of its parent or subsidiary corporations, the term set forth in
(a), above, shall not be more than five years after the date the Option is granted.

         7.5 EXERCISE OF OPTION. No Option shall be exercisable during the lifetime of an Optionee by any person other than the Optionee or at any time prior to six months from the date the Option is granted. Subject to the foregoing, the Plan Administrator shall have the power to set the time or times within which each Option shall be exercisable and to accelerate the time or times of exercise. Unless otherwise provided by the Plan Administrator, each option granted under the Plan shall become exercisable on a cumulative basis as to one-third (1/3) of the total number of shares covered thereby at any time after two years from the date the Option is granted and an additional one-third (1/3) of such total number of shares at any time after the end of each consecutive one-year period thereafter until the Option has become exercisable as to all of such total number of shares. To the extent that an Optionee has the right to exercise an Option and purchase shares pursuant thereto, the Option may be exercised from time to time by written notice to the Company, stating the number of shares being purchased and accompanied by payment in full of the exercise price for such shares.

         7.6 NO TRANSFER OF OPTION. No Option shall be transferable by an Optionee otherwise than by will or the laws of descent and distribution.

         7.7 ANNUAL LIMIT ON OPTIONS. Options may not be granted in any calendar year to any one person in respect of more than an aggregate of 450,000 shares of Common Stock (subject to adjustment as provided in Section 7.14).

         7.8 LIMIT ON INCENTIVE STOCK OPTIONS. The aggregate fair market value (determined at the time the Option is granted) of the stock with respect to which Incentive Stock Options granted after 1986 are exercisable for the first time by an Optionee during any calendar year (under all Incentive Stock option plans of the Company and its subsidiaries) shall not exceed $100,000.

         7.9 RESTRICTION ON ISSUANCE OF SHARES. The issuance of Options and shares shall be subject to compliance with all of the applicable requirements of law with respect to the issuance and sale of securities, including, without limitation, any required qualification under the California Corporate Securities Law of 1968, as amended.

         7.10 INVESTMENT REPRESENTATION. Any Optionee may be required, as a condition of issuance of shares covered by his or her Option, to represent that the shares to be acquired pursuant to exercise of the Option will be acquired for investment and without a view to distribution thereof; and in such case, the Company may place a legend on the certificate

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evidencing the shares reflecting the fact that they were acquired for investment and cannot be sold or transferred unless registered under the Securities Act of 1933, as amended, or unless counsel for the Company is satisfied that the circumstances of the proposed transfer do not require such registration.

         7.11 RIGHTS AS A SHAREHOLDER OR EMPLOYEE. An Optionee or transferee of an Option shall have no right as a shareholder of the Company with respect to any shares covered by any Option until the date of the issuance of a share certificate for such shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether cash, securities, or other property) or distributions or other rights for which the record date is prior to the date such share certificate is issued, except as provided in Section 7.14. Nothing in the Plan or in any Option agreement shall confer upon any employee any right to continue in the employ of the Company or any of its subsidiaries or interfere in any way with any right of the Company or any subsidiary to terminate the Optionee's employment at any time.

         7.12 NO FRACTIONAL SHARES. In no event shall the Company be required to issue fractional shares upon the exercise of an Option.

         7.13 EXERCISABILITY IN THE EVENT OF DEATH. In the event of the death of the Optionee, any Option or unexercised portion thereof granted to the Optionee, to the extent exercisable by him or her on the date of death, may be exercised by the Optionee's personal representatives, heirs, or legatees subject to the provisions of Section 7.4 hereof.

         7.14 RECAPITALIZATION OR REORGANIZATION QF COMPANY. Except as otherwise provided herein, appropriate and proportionate adjustments shall be made in the number and class of shares subject to the Plan and to the Option rights granted under the Plan, and the exercise price of such Option rights, in the event of a stock dividend (but only on Common Stock), stock split, reverse stock split, recapitalization, reorganization, merger, consolidation, separation, or like change in the corporate or capital structure of the Company. In the event of a complete liquidation of the Company or a merger, reorganization, or consolidation of the Company with any other corporation in which the Company is not the surviving corporation or the Company becomes a wholly-owned subsidiary of another corporation, any unexercised Options theretofore granted under the Plan shall be deemed cancelled unless the surviving corporation in any such merger, reorganization, or consolidation elects to assume the Options under the Plan or to issue substitute Options in place thereof; provided, however, that, notwithstanding the foregoing, if such Options would be cancelled in accordance with the foregoing, the Optionee shall have the right, exercisable during a ten-day period ending on the fifth day prior to such liquidation, merger, or consolidation, to exercise the Optionee's

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Option in whole or in part without regard to any installment exercise provisions in the Optionee's Option agreement. To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the Plan Administrator, the determination of which in that respect shall be final, binding, and conclusive, provided that each Incentive Stock Option granted pursuant to the Plan shall not be adjusted in a manner that causes it to fail to continue to qualify as an Incentive Stock Option within the meaning of Section 422 of the Code.

         7.15 MODIFICATION, EXTENSION, AND RENEWAL OF OPTIONS. Subject to the terms and conditions and within the limitations of the Plan, the Plan Administrator may modify, extend, or renew outstanding Options granted under the Plan, accept the surrender of outstanding Options (to the extent not theretofore exercised). The Plan Administrator shall not, however, modify any outstanding Incentive Stock Option in any manner which would cause the Option not to qualify as an Incentive Stock Option within the meaning of section 422 of the Code. Notwithstanding the foregoing, no modification of an Option shall, without the consent of the Optionee, alter or impair any rights of the Optionee under the Option.

         7.16 OTHER PROVISIONS. Each Option may contain such other terms, provisions, and conditions not inconsistent with the Plan as may be determined by the Plan Administrator.

    8. TERMINATION OR AMENDMENT OF THE PLAN. The Board may at any time terminate or amend the Plan; provided that, without approval of the shareholders of the Company, there shall be, except by operation of the provisions of Section 7.14, no increase in the total number of shares covered by the Plan, no change in the class of persons eligible to receive Options granted under the Plan, no reduction in the exercise price of Options granted under the Plan, and no extension of the latest date upon which Options may be exercised; and provided further that, without the consent of the Optionee, no amendment may adversely affect any then outstanding Option or any unexercised portion thereof.

    9. INDEMNIFICATION. In addition to such other rights of indemnification as they may have as members of the Plan Administrator, the members of the Plan Administrator administering the Plan shall be indemnified by the Company against reasonable expense, including attorney's fees, actually and necessarily incurred in connection with the defense of any action, suit, or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any action, suit, or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit, or proceeding that such member is liable for negligence or misconduct in the performance of his duties, provided that within 60 days after institution of any such action, suit, or proceeding, the member shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.

    10. EFFECTIVE DATE AND TERM OF PLAN. The Plan, as amended and restated on April 18, 1996 as provided herein, shall become effective on that date, subject to approval of such amendment and restatement by the shareholders of the Company. If such approval does not occur by September 30, 1996, this amended and restated Plan will not become effective and the Plan, as stated prior to such amendment and restatement, will continue in effect. Unless sooner terminated by the Board in its sole discretion, the Plan will expire on December 31, 2001.

Dated:   April 18, 1996

                                       COASTCAST CORPORATION


                                       By:_____________________________________
                                          Hans H. Buehler
                                          Chief Executive Officer

                                       By:_____________________________________
                                          Norman Fujitaki
                                          Secretary

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